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                                                                   EXHIBIT 10.44


                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated September 27, 2002, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the following borrowers (jointly and severally, the "Borrower"):

         Mobility Electronics, Inc., a Delaware corporation ("Parent"), whose address is 7955 E. Redfield Road, Scottsdale, Arizona 85260,

         Portsmith, Inc., a Delaware corporation, whose address is 960 Broadway, Suite 300, Boise, ID 83706

         Magma, Inc., a Delaware corporation, whose address is 9918 Via Pasar, San Diego, CA 92126 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2        LOAN AND TERMS OF PAYMENT

2.1      PROMISE TO PAY.

         Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    REVOLVING ADVANCES.

(a) Bank will make Advances not exceeding the Credit Limit shown on Schedule 1 to the Agreement (the "Schedule"). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

(d) Borrower shall have the right to terminate the Committed Revolving Line prior to the Revolving Maturity Date, effective three Business Days after written notice of termination is given to Bank, in which event Borrower shall pay in full all Obligations on the effective date of termination. In the event Borrower terminates the Committed Revolving Line prior to the Revolving Maturity Date, or if the Committed Revolving Line is terminated by Bank prior to the Revolving Maturity Date upon an Event of Default, Borrower shall pay Bank the Termination Fee set forth in the Schedule.



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2.1.2    LETTERS OF CREDIT SUBLIMIT.

         Bank will issue or have issued letters of credit (the "Letters of Credit") for Borrower's account not exceeding the amount shown on the Schedule. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank on or before the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3    [INTENTIONALLY OMITTED]

2.2      OVERADVANCES.

         If Borrower's Obligations under Section 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall pay Bank the excess within three Business Days thereafter.

2.3      INTEREST RATE, PAYMENTS.

(a) Interest Rate. Advances accrue interest on the outstanding principal balance at the interest rate set forth in the Schedule. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(b) Payments. Interest due on the Committed Revolving Line is payable on the 6th day of each month. Bank may debit any of Borrower's deposit accounts maintained with Bank, including the Accounts shown on Schedule 2, for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      FEES.

         Borrower will pay:

(a) Facility Fee. A fully earned, non-refundable Facility Fee in the amount shown on the Schedule, which shall be due on the Closing Date; and

(b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3        CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be true (subject to the materiality provisions in Section 5) on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit



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Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4        CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, the Bank will, at all times, have a first-priority security interest in all of the Collateral. Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations, and all obligations of the Bank to make Advances or otherwise extend credit accommodations have terminated.

4.2      AUTHORIZATION TO FILE FINANCING STATEMENTS.

         Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the following statements are true and correct on the date hereof and Borrower covenants that the following statements will continue to be true and correct throughout the term of this Agreement and so long as any Obligations are outstanding:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each of its Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2      COLLATERAL.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no other deposit account, other than the deposit accounts described in the Representations or Schedule 2. Each Account with respect to which Advances are requested by Borrower shall, on the date each Advance is requested and made, represent an undisputed bona fide existing unconditional obligation of the account debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business. The Collateral is not in the possession of any third party bailee (such as at a warehouse), except for Collateral consisting of Inventory located at the following warehouse in Memphis, Tennessee: 4638 E. Shelby Drive, Memphis, Tennessee 38118 (the "Tennessee Warehouse"). Borrower shall cause the Tennessee Warehouse to execute and deliver to Bank an agreement pursuant to which the Tennessee Warehouse waives any liens on the Collateral stored with it and acknowledges that it is holding such Collateral for the benefit of Bank in form acceptable to the Bank. In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee waives any liens on the Collateral and acknowledges that the bailee is holding such Collateral for the benefit of Bank in form acceptable to the Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an



                                      -3-

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Eligible Account in any Borrowing Base Certificate. All Inventory is in all
material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for licenses granted to its customers in the ordinary course of business and permitted under this Agreement. Each Patent is, to the best of Borrower's knowledge, valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary, which could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.6      SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.7      REPRESENTATIONS; FULL DISCLOSURE.

         The information in the Representations previously submitted to Bank continues to be true and correct as of the date hereof. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.



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6        AFFIRMATIVE COVENANTS

         Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations (unless otherwise specified below):

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

(a) Borrower will deliver to Bank:

                  (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank;

                  (ii) Monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) and such other inventory reports as are requested by Bank in its good faith business judgment, all within 20 days after the end of each month. Notwithstanding the foregoing, Bank understands that Borrower presently reports its inventory on a standard cost basis and Borrower may continue to do so until it converts its accounting system to enable it to report its inventory on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP), which Borrower shall do beginning with reports for the month of April, 2003. Borrower's reports on a standard cost basis shall be accompanied by variance data in form acceptable to Bank showing variance to actual costs and other data as Bank shall specify. In the event the Asset Based Terms are in effect before Borrower reports its Inventory on a first-in, first-out basis, the variance between standard cost and actual cost shall be subject to a reserve established by the Bank in its good faith business judgment.

                  (iii) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, provided that if the Asset Based Terms are in effect such Borrowing Base Certificate shall be delivered to Bank weekly as specified by Bank.

                  (iv) Within 20 days after the last day of each month, Borrower will deliver to Bank an aged listings of Borrower's Accounts and accounts payable, aged by invoice date, and Borrower's outstanding or held check register (if any).

                  (v) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

                  (vi) Within 45 days after the end of each fiscal quarter, budgets, projections, and operating plans for the next succeeding four fiscal quarters;

                  (vii) Borrower's 10-Q Report filed with the Securities Exchange Commission, at the same time so filed;

                  (viii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial



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                           statements from an independent certified public
                           accounting firm reasonably acceptable to Bank;

                  (ix) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

                  (x) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change;

                  (xi) other financial and other information as the Bank reasonably requests;

                  Provided that if there are no Advances or Letters of Credit outstanding throughout a month, then the following reports under the following clauses above need not be provided with respect to such month: 6.2(a)(i), (ii), (iii), (iv), and (v), provided that if, in a following month, the Borrower requests an Advance, Borrower shall provide said reports at the time the request for the Advance is made.

(b) Allow Bank to audit Borrower's Collateral at Borrower's expense, provided that such expenses shall not exceed $600 per person per day, plus reasonable out of pocket expenses. Such audits will be conducted no more often than every 6 months, provided that if the Asset Based Terms are in effect, such audits may be conducted by Bank quarterly, and if an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing, there shall not be a limit on the number of such audits.

6.3      INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4      TAXES.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (except for taxes or assessments being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6      PRIMARY ACCOUNTS.

         Borrower will maintain its primary depository, operating and investment accounts, and not less than 75% of its total cash and cash equivalents, with Bank.



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6.7      FINANCIAL COVENANTS.

         Borrower will comply with the financial covenants set forth on the Schedule.

6.8      REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Borrower has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as disclosed on Exhibit 7.1 hereto, and Borrower shall not hereafter register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Bank with at least 15 days prior written notice thereof, (ii) providing Bank with a copy of the application for any such registration and (iii) executing and filing such other instruments, and taking such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Borrower of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Bank identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Bank.

         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9      COLLECTION OF ACCOUNTS.

         Borrower shall establish a lockbox account with Bank, pursuant to a blocked account agreement in such form as Bank may specify, and all proceeds of Accounts and other Collateral shall be deposited by Borrower into such lockbox account. The sums received in such lockbox account shall be applied to the outstanding monetary Obligations in such order as Bank shall determine, and any excess will be deposited by Bank in Borrower's operating account at Bank. Borrower agrees that it will not commingle payments and proceeds of Accounts and other Collateral with any of Borrower's other funds or property, but will hold such payments and proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on Transfers of Collateral set forth elsewhere in this Agreement.

6.10     FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7        NEGATIVE COVENANTS

         Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:

7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property or any Collateral, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses of Intellectual Property and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of exclusive licenses of Intellectual Property in the ordinary course of business, provided that such exclusive licenses do not, in the aggregate, account for more than 20% of Borrower's revenue determined in accordance with GAAP, in any fiscal quarter, (iv) of worn-out or obsolete Equipment.



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7.2      CHANGES IN BUSINESS, NON-ORDINARY COURSE TRANSACTIONS, OWNERSHIP,
MANAGEMENT OR LOCATIONS OF COLLATERAL.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or enter into any transaction outside the ordinary course of business, or any person or group of related persons shall acquire more than 50% of the outstanding shares of stock of Borrower, in one or more transactions. Borrower will not, without at least 30 days prior written notice to the Bank, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (including warehouses) in which Borrower maintains or stores over $5,000 in Collateral.

7.3      MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends (other than dividends payable solely in stock of the Borrower) or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.



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8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations within 3 days after their due date.

8.2      CERTAIN DEFAULTS.

         If Borrower (i) fails to provide the financial statements called for by
Section 6.2 hereof or by any other provisions of this Agreement within the time therein provided; or (ii) Borrower breaches any of the financial covenants set forth in Section 6.7 of this Agreement (except as provided in Section 6.3 of Schedule 1 hereto); or (iii) fails to perform or comply with any other term, condition or covenant in any other agreement between Borrower and Bank which is not cured within any cure period provided in such agreement.

8.3      OTHER DEFAULTS.

         If Borrower fails to perform or comply with any other term, condition or covenant in this Agreement (other than as set forth in Section 8.1 or 8.2 above), and such failure is not cured within 30 days after the date it occurs

8.4      MATERIAL ADVERSE CHANGE.

         A Material Adverse Change occurs.

8.5      ATTACHMENT.

         If any of Borrower's assets having a value in the aggregate of more than $50,000 is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower;

8.6      INSOLVENCY.

         If Borrower fails to pay its debts generally as they mature, or if Borrower begins an Insolvency Proceeding, or if an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days;

8.7      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.8      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days;

8.9      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or



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

8.10     GUARANTY.

         Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of any of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.5, 6 or 8 occurs to any Guarantor.

No Credit Extensions will be made during any of the cure periods set forth in Sections 8.1-8.10 above.

9        BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.6 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank and terminate the Committed Revolving Line;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Intellectual Property, and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

(g) Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, are coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      ACCOUNTS COLLECTION.

         When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and demand payment of, and collect any Accounts, general intangibles and other Collateral, and, in connection therewith, Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, and, in Bank's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and general intangibles for less than face value. When an Event of Default occurs and continues, Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4      BANK EXPENSES.

If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount, which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8      ASSET BASED TERMS.

         Without limiting Bank's other rights and remedies, if an Event of Default occurs and is continuing, the provisions of Exhibit E hereto (the "Asset Based Terms") shall be effective, upon written notice by Bank to the Borrower.

10       NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by fax to the addresses set forth at the beginning of this Agreement and, in the case of notices by fax, to the latest fax number a party as for the other party. A party may change its notice address by giving the other party written notice.

11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN BANK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF BANK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH BANK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12       GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13       DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" is defined on Exhibit A hereto.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" means (i) any of Borrower's officers or directors, and if Borrower is a limited liability company, Borrower's managers and members, and if Borrower is a partnership, Borrower's general and limited partners; (ii) a Person that, directly or indirectly, owns or controls, is controlled by or is under common control with Borrower, and any of such person's officers or directors, and if such person is a limited liability company, such person's managers and members, and if such person is a partnership, such person's general and limited partners.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings), or otherwise relating to Borrower or the Loan Documents, including, but not limited to, any reasonable attorneys' fees and costs Bank incurs in order to do the following: obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of Bank's rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce Bank's security interest in, the Collateral; and otherwise represent Bank in any litigation relating to Borrower.

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is as set forth in the Schedule.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the California Uniform Commercial Code, in effect from time to time.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED REVOLVING LINE" is defined in the Schedule.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

         (a) Accounts that the account debtor has not paid within 90 days of invoice date;

         (b) Accounts for an account debtor, 25% or more of whose Accounts have not been paid within 90 days of invoice date;

         (c) Credit balances over 90 days from invoice date;

         (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage;

         (e) Accounts for which the account debtor does not have its principal place of business in the United States or Canada (unless supported by foreign credit insurance or a letter of credit in form and substance acceptable to Bank in its good faith business judgment);

         (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

         (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

         (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

         (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

         (j) Accounts in which the account debtor disputes liability or makes any claim or Bank in its good faith business judgment believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (k) Accounts for which Bank reasonably determines collection to be doubtful.

         "ELIGIBLE INVENTORY" is Inventory which Bank, in its good faith business judgment, deems eligible for borrowing. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Bank's good faith business judgment, the following are the minimum requirements for Inventory to be Eligible Inventory: the Inventory must (i) consist of finished goods, in good, new and salable condition, not be perishable, not be obsolete or unmerchantable, and not be comprised of raw materials, work in process, packaging materials or supplies; (ii) meet all applicable governmental standards; (iii) have been manufactured in compliance with the Fair Labor Standards Act; (iv) conform in all respects to the warranties and representations set forth in this Agreement; (v) be at all times subject to Bank's duly perfected, first priority security interest; and (vi) be situated at one of Borrower's locations in Memphis, Tennessee, San Diego, California or Boise, Idaho.

         "EQUIPMENT" is defined on Exhibit A hereto.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "GUARANTOR" is any present or future guarantor of any of the Obligations, including Cutting Edge Software, Inc..

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is defined on Exhibit A hereto

         "INVENTORY" is defined on Exhibit A hereto.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LETTER OF CREDIT" is defined in Section 2.1.2.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is any of the following: (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Bank's security interests in the Collateral.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on Schedule 2;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e) Indebtedness secured by Permitted Liens; and

         (f) Indebtedness under capitalized equipment leases entered into after the date hereof in a total amount not to exceed $1,000,000.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on Schedule 2 and existing on the Closing Date;
and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on Schedule 2 or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Nonexclusive licenses and non-exclusive sublicenses granted by Borrower in the ordinary course of its business, and exclusive licenses granted by Borrower in the ordinary course of its business within the limitations set forth in Section 7.1 above;

         (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

         (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

         "REPRESENTATIONS" are the written Representations and Warranties of Borrower dated July 25, 2002.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "REVOLVING MATURITY DATE" is set forth on the Schedule.

         "SCHEDULE" is Schedule 1 to this Agreement.

         "SCHEDULE 2" is Schedule 2 to this Agreement.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:                                                    BANK:

Mobility Electronics, Inc.                                   Silicon Valley Bank



By:  /s/ Joan W. Brubacher                                   By
   ----------------------------------------------              ----------------------------------------------
Name: Joan W. Brubacher                                      Title
Title: Chief Financial Officer and Executive Vice                 -------------------------------------------
        President

BORROWER:                                                    BORROWER:

Portsmith, Inc.                                              Magma, Inc.


By:  /s/ Joan W. Brubacher                                   By:  /s/ Joan W. Brubacher
   ----------------------------------------------               ----------------------------------------------
Name: Joan W. Brubacher                                      Name: Joan W. Brubacher
Title: Vice President                                        Title: Vice President

-----------------------------------------------

                                    EXHIBIT A

                                   Collateral

         "Collateral" means of all of Borrower's right, title and interest in and to the following whether owned now or hereafter acquired or arising, and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the foregoing, and all guaranties and security for any of the foregoing, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the foregoing, and all Borrower's books relating to any of the foregoing.

As used in this Agreement and in this Exhibit, the following terms have the following meanings:

         "Accounts" means all present and future "accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

         "Deposit Accounts" means all present and future "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, whether maintained with Bank or other institutions

         "Equipment" means all present and future "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "General Intangibles" means all present and future "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

         "Inventory" means all present and future "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated,

         "Other Property" means (i) the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and
         (ii) all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.
FAX TO:                                                  DATE:
                                                              -----------------

--------------------------------------------------------------------------------
[ ] LOAN PAYMENT:
                                            Client Name (Borrower)
                         -------------------

    From Account #                            To Account #
                  ------------------------                ---------------------
                      (Deposit Account #)                    (Loan Account #)

    Principal $                        and/or Interest $
               ------------------------                 -----------------------

    All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:                        Phone Number:
                          -----------------------             -----------------

--------------------------------------------------------------------------------
[ ] LOAN ADVANCE:

    COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.


    From Account #                            To Account #
                  ------------------------                ---------------------
                     (Loan Account #)                      (Deposit Account #)

    Amount of Advance $
                       ---------------------

    All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:                        Phone Number:
                          -----------------------             -----------------

--------------------------------------------------------------------------------
   OUTGOING WIRE REQUEST

   COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

Deadline for same day processing is 12:00 pm, P.S.T.


   Beneficiary Name:                                          Amount of Wire: $
                     --------------------------------                          ---------------------------
   Beneficiary Bank:                                          Account Number:
                     --------------------------------                         ----------------------------
   City and Sate:
                  -----------------------------------
   Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __ __ __  Beneficiary Bank Code (Swift, Sort, Chip, etc.):
                                                                                                              -----------
                                                      (FOR INTERNATIONAL WIRE ONLY)

   Intermediary Bank:                                         Transit (ABA) #:
                      -------------------------------                          ------------------------------------
   For Further Credit to:
                          -----------------------------------------------------------------------------------------
   Special Instruction:
                        -------------------------------------------------------------------------------------------
   By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

   Authorized Signature:                                     2nd Signature (If Required):
                         -------------------------------                                 ---------------------
   Print Name/Title:                                         Print Name/Title:
                    ------------------------------------                     ---------------------------------
   Telephone #                                               Telephone #
               -----------------------------------------                --------------------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE
--------------------------------------------------------------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

                                    EXHIBIT E

                                ASSET BASED TERMS

The following are the "Asset Based Terms":

         (1) SCHEDULES AND DOCUMENTS RELATING TO ACCOUNTS. Borrower shall deliver to Bank transaction reports, Advance requests, schedules of Accounts, and schedules of collections, all on Bank's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Bank's security interest and other rights in all of Borrower's Accounts. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Bank an aged accounts receivable trial balance in such form and at such intervals as Bank shall request. In addition, Borrower shall deliver to Bank the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Bank with copies of all credit memos from time to time on request by Bank.

         (2) NOTIFICATION. Bank or its designee may, at any time, notify Account Debtors that it has a security interest in the Accounts and that payment on the Accounts is to be made directly to the Bank.

         (3) LOAN REQUESTS. Without limiting the right of Bank to cease making Advances on an Event of Default, requests for Advances shall be in writing and shall be accompanied by a current Transaction Report on Bank's standard form.

         (4) RESERVES. Without limiting the right of Bank to cease making Advances on an Event of Default, Bank shall have the right, from time to time, to establish and deduct the following reserves from the amount of Advances, Letters of Credit and other financial accommodations under the lending formula(s) provided in the Schedule: (a) reserves to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect adversely (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); and (b) reserves to reflect Bank's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect.

         (5) CURE PERIODS. The cure periods set forth in the Loan Agreement shall be modified as follows: the cure period in Section 8.3 of the Loan Agreement shall be five Business Days rather than 30 days and there shall be no cure period in Section 8.1 of the Loan Agreement.

                    Schedule 2 to Loan and Security Agreement

Deposit Accounts at Silicon Valley Bank:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Except as shown below, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary, which could result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change (attach additional comments, if needed):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------

                                  SCHEDULE 1 TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:                  MOBILITY ELECTRONICS, INC.
                           PORTSMITH, INC.
                           MAGMA, INC.

DATE:                      SEPTEMBER 27, 2002

This Schedule forms an integral part of the Loan and Security Agreement (the "Loan Agreement") between Silicon Valley Bank ("Bank") and the above-borrowers (jointly and severally "Borrower") of even date. (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.)

================================================================================

1.  CREDIT LIMIT
    (Section 2.1.1):       1.1 Subject to the provisions of Section 1.2 below,
                           the Credit Limit shall be an amount not to exceed the lesser of $10,000,000 at any one time outstanding
                           (the "Committed Revolving Line") or the sum of (a) and (b) below (the "Borrowing Base"):

                             (a) 80% of the amount of Borrower's Eligible Accounts minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus

                             (b)    the least of (1), (2) or (3) below:

                                    (1)      25% (the "Inventory Advance Rate")
                                             of the value of Borrower's Eligible
                                             Inventory (as defined in Section
                                             13.1 of the Loan Agreement),
                                             calculated at the lower of cost or
                                             market value and determined on a
                                             first-in, first-out basis, or

                                    (2)      $3,000,000 (the "Inventory
                                             Sublimit"), or

                                    (3)      25% (the "Inventory Percentage
                                             Limit") of the total Advances
                                             outstanding.

                           1.2 Notwithstanding the provisions of Section 1.1:

                             (a) the amount of the total outstanding Advances and oustanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall be limited to a total of $5,000,000 unless Borrower converts to the Asset Based Terms, in accordance with Section 5 below, and

                             (b) while the Asset Based Terms are in effect:

                                    (1)      the Inventory Sublimit shall be
                                             $2,000,000,

                                    (2)      the Inventory Percentage Limit
                                             shall be 20%, and

                                    (3)      the Inventory Advance Rate may be
                                             reduced to such amount as Bank
                                             shall determine in its good faith
                                             business judgment, until Bank
                                             receives an appraisal of the forced
                                             liquidation value of the Inventory
                                             acceptable to Bank. Based on said
                                             appraisal, Bank may adjust the
                                             Inventory Advance Rate to such
                                             amount as it shall determine in its
                                             good faith business judgment.

                                    In the event the Asset Based Terms go into effect because of a breach of one of the financial covenants set forth in Section 5.1(a) or (b) below, and as a result of the reduction in the Inventory Sublimit or the Inventory Percentage Limit under Section 1.2
                                    (b) (1) or (2) above the outstanding
                                    Advances with respect to Inventory exceed the limit set forth in Section 1.1(b) above, then Borrower shall have 15 days from the date the Asset Based Terms go into effect to repay such excess to Bank.

                           1.3 Advances will be made separately to each Borrower, based on the Eligible Accounts and Eligible Inventory of each Borrower. Accounts and Inventory of Portsmith, Inc. and Magma, Inc. will not be "Eligible" unless and until they are approved by Bank in writing in its sole discretion.

LETTER OF CREDIT SUBLIMIT
(SECTION 2.1.2):           $1,000,000

                           Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Letter of Credit Sublimit set forth above.


================================================================================

2.  INTEREST.

    INTEREST RATE
    (Section 2.3(a)):      A rate equal to the "Prime Rate" in effect from time
                           to time, plus 0.50% per annum, provided that:

                           (i) in the event the Borrower has a fiscal quarter ending after the date hereof in which its EBITDA is equal to or greater than zero, then the interest rate shall be reduced to the Prime Rate, provided that if, in a subsequent fiscal quarter EBITDA is less than zero, then the interest rate shall return to the Prime Rate plus 0.50% per annum; and

                           (ii) while the Asset Based Terms are in effect, the interest rate shall be a rate equal to the Prime Rate plus 1.25% per annum, except that (A) in the event the Borrower has a fiscal quarter ending after the date hereof in which its EBITDA is equal to or greater than zero, then the interest rate while the Asset Based Terms are in effect shall be equal to the Prime Rate plus 0.75% per annum, and (B) if, in a subsequent fiscal quarter EBITDA is less than zero, then the interest rate shall return to the Prime Rate plus 1.25% per annum

                           EBITDA is defined in Section 5.3 below. Changes in the interest rate based on EBITDA as provided above shall go into effect following Bank's review and approval of Borrower's financial statements showing Borrower's EBITDA will result in the interest rate change.


================================================================================

3.  FEES (Section 2.4(a)):

    Facility Fee:          $50,000, payable concurrently herewith. An additional
                           facility fee in the amount of $25,000 shall be due at the date the Asset Based Terms go into effect, and an additional facility fee of $25,000 shall be due on each anniversary of such date thereafter. In the event the Asset Based Terms are not in effect for a full two year period, a pro rata portion of the $25,000 fee paid on the anniversary of such date shall be refunded to Borrower (but the maximum amount to be refunded shall be 50% of said fee).

    Unused Line Fee:       In the event, in any fiscal quarter (or portion
                           thereof at the beginning and end of the term hereof), the average daily principal balance of the Advances outstanding during the month is less than $10,000,000, Borrower shall pay Bank an unused line fee (the "Unused Line Fee") in an amount equal to 0.25% per annum on the difference between $10,000,000 and the average daily principal balance of the Advances outstanding during the month, computed on the basis of a 360-day year, which Unused Line Fee shall be computed and paid quarterly, in arrears, on the first day of the following quarter.
                           If throughout a fiscal quarter the Asset Based Terms are in effect, then the Unused Line Fee will not be charged for such fiscal quarter.

    Collateral Handling
    Fee: During each month or portion thereof that the Asset Based Terms are in effect, Borrower shall pay Bank a collateral handling fee in an amount equal to $1,000 per month plus $300 per month for each Subsidiary of Borrower whose assets are included in the Borrowing Base, provided that the collateral handling fee will be reduced by $500 for any month in which there are no Advances outstanding during any portion of the month.

    Termination Fee:
    (Sections 2.1.1(d)
    and 9.1(b)):           None, except that if the Asset Based Terms are in
                           effect, the Termination Fee shall be $100,000, unless the loan facility provided by this Agreement is replaced with another loan facility from Bank.

================================================================================

4.   REVOLVING MATURITY
     DATE
     (Section 13.1):       July 31, 2004.

================================================================================

5.  FINANCIAL COVENANTS
    (Section 6.7):

    5.1  ASSET BASED TERMS
         NOT IN EFFECT.    During all periods in which the Asset Based Terms are
                           not in effect, Parent (on a consolidated basis) shall comply with each of the following covenants.
                           Compliance shall be determined as of the end of each month, except as specifically otherwise provided below:

         (a) Adjusted
             Quick Ratio:  Parent (on a consolidated basis) shall maintain a ratio of

                           (i) the total of unrestricted cash, cash equivalents, net billed Accounts (net of allowance for doubtful Accounts) and investments with maturities of less than 12 months,

                                               TO

                           (ii) the total of current liabilities, outstanding Advances and outstanding Letters of Credit,

                           of not less than 1.25 TO 1.

        (b) EBITDA:        Parent (on a consolidated basis) shall maintain
                           EBITDA of not less than the following amounts for the following fiscal quarters:

                           Quarter Ended                                 Minimum EBITDA
                           -------------                                 --------------
                           June 30, 2002                                  ($2,600,000)

                           September 30, 2002                             ($2,200,000)

                           December 31, 2002                                ($750,000)

                           March 30, 2003                                   ($250,000)

                           June 30, 2003 and quarterly thereafter                   0



        (c) Minimum Tangible
             Net Worth:    Parent (on a consolidated basis) shall maintain a
                           Tangible Net Worth of not less than $13,000,000 (the
                           "Minimum Tangible Net Worth"), as of the end of each month, provided that, at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2002, the Minimum
                           Tangible Net Worth requirement shall be increased by 100% of the net income of the Parent (on a consolidated basis) for such fiscal quarter, but the Minimum Tangible Net Worth requirement shall not increase to greater than $17,000,000. Said increased
                           Minimum Tangible Net Worth requirement shall be effective as of the end of such fiscal quarter, and shall continue in effect thereafter. In no event shall the Minimum Tangible Net Worth requirement be decreased.

    5.2 ASSET BASED
        TERMS IN EFFECT.   During all periods in which the Asset Based Terms are
                           in effect, Parent (on a consolidated basis) shall comply with the following covenant as of the end of each month:

        Minimum Tangible
           Net Worth:      Parent (on a consolidated basis) shall maintain a
                           Tangible Net Worth of not less than $13,000,000 (the
                           "Minimum Tangible Net Worth"), as of the end of each month, provided that, at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2002, the Minimum
                           Tangible Net Worth requirement shall be increased by 100% of the net income of the Parent (on a consolidated basis) for such fiscal quarter, but the Minimum Tangible Net Worth requirement shall not increase to greater than $17,000,000. Said increased
                           Minimum Tangible Net Worth requirement shall be effective as of the end of such fiscal quarter, and shall continue in effect thereafter. In no event shall the Minimum Tangible Net Worth requirement be decreased.

    5.3  DEFINITIONS.      For purposes of this Agreement, the following term
                           shall have the following meaning:

                           "Current assets", "current liabilities" and
                           "liabilities" shall have the meaning ascribed thereto by GAAP.

                           "EBITDA" shall mean Parent's earnings before interest, taxes, depreciation and other non-cash amortization expenses and other non-cash expenses of parent, all determined in accordance with GAAP, on a consolidated basis.

                           "Tangible Net Worth" shall mean the excess of total assets over total liabilities, of Parent (on a consolidated basis) determined in accordance with GAAP, with the following adjustments:

                                    (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

                                    (B) there shall be excluded from
                                    liabilities: all indebtedness which is
                                    subordinated to the Obligations under a
                                    subordination agreement in form specified by Bank or by language in the instrument evidencing the indebtedness which Bank agrees in writing is acceptable to Bank in its good faith business judgment.

================================================================================

6.  ASSET BASED TERMS


                           6.1 "Asset Based Terms". As used herein, "Asset Based Terms" means the terms set forth on Exhibit E to the Loan Agreement. Terms of this Agreement without the Asset Based Terms are referred to as the "Non-Asset Based Terms".

                           6.2 Voluntary Conversion to Asset Based Terms. In the event the Parent wishes to have the Asset Based Terms in effect, Parent may do so by giving the Bank 30 days prior written notice thereof, in order to permit the Bank to make such reviews and audits as it shall deem appropriate, and, in that event, such audit shall not be subject to the restriction on number of audits set forth elsewhere in this Agreement.

                           6.3 Financial Covenant Breach. Without limiting any of the other terms or provisions hereof, the breach of one of the financial covenants set forth in Section 5.1(a) or (b) above shall not constitute an Event of Default, but in the event there is a breach of any such financial covenant, the Asset Based Terms shall be effective upon written notice from the Bank to the Parent. The breach of the financial covenant set forth in Section 5.1(c) and 5.2 shall constitute an Event of Default.

                           6.4 Conversion Back to Non-Asset Based Terms. In the event the Asset Based Terms are in effect, Parent may convert back to the Non-Asset Based Terms by giving Bank 30 days prior written notice thereof, provided that, at the date the notice is given and at the date the conversion is to go into effect (i) no default or Event of Default has occurred and is continuing, (ii) the total outstanding principal balance of the Advances and all outstanding Letters of Credit does not exceed $5,000,000, (iii) Parent has met the financial covenants set forth in Section 5.1 above throughout the most-recent ending fiscal quarter and provides evidence of the same to the Bank satisfactory to the Bank, and (iv) the Bank approves the conversion to the Non-Asset Based Terms in its good faith business judgment.

================================================================================

7.  ADDITIONAL PROVISIONS.


                           7.1 Intellectual Property. Borrower represents that all Intellectual Property of the Borrower is listed on Exhibit 7.1 hereto and is owned by the Borrower shown on said Exhibit.

                           7.2 Tennessee Location. In addition to the Borrower's locations set forth in the Representations, Borrower has a location at 4638 E. Shelby Drive, Memphis, Tennessee 38118.

                           7.3 UCC Termination--Magma. Without limiting the other provisions of this Loan Agreement, Borrower acknowledges that no Loans will be made to Magma, Inc. until the UCC-1 Financing Statement with respect to Magma, Inc. filed in the Office of the California Secretary of State (File No. 0028860796) in favor of Nancy Rubinstein, Ed Romascan, Paul Smith, John Dickerson, and Bruce Schoenleber (the "Magma UCC Filing") is terminated of record and evidence of the same is presented to Bank which is reasonably satisfactory to Bank. Borrower represents and warrants that there is no indebtedness outstanding, and there will be no indebtedness outstanding, which is secured by any security interest perfected by the Magma Filing, and Borrower shall cause the Magma filing to be terminated of record and provide evidence of the same to Bank within 60 days after the date hereof, which is reasonably satisfactory to Bank.

                           7.4 UCC Terminations--Other Lenders. Without limiting the other provisions of this Loan Agreement, Borrower acknowledges that no Loans will be made hereunder until all UCC-1 Financing Statements in favor of Bank of America (and its predecessors in interest) and all UCC-1 Financing Statements in favor of Sirrom Capital Corporation with respect to any and all Borrowers have been terminated of record and evidence of the same has been provided to Bank which is reasonably satisfactory to Bank.

                           7.5 Pledge of Shares of Stock of Portsmith. Borrower represents and warrants to Bank that (i) the outstanding shares of stock of Portsmith, Inc. have been pledged to the former shareholders of Portsmith, Inc. pursuant to a Pledge Agreement dated as of February 20, 2002, a true and correct copy of which has been provided to Bank, (ii) said pledge secures certain earnout obligations owing to said shareholders (the "Earnout Obligations") under Article II of the Agreement and Plan of Merger dated as of February 1, 2002, a true and correct copy of which has been provided to Bank, and (iii) no Event of Default (as defined in said Pledge Agreement) has occurred. Borrower agrees to pay and perform when due all Earn Out Obligations, and agrees that the giving of a notice of an Event of Default to the Depository under the Pledge Agreement will constitute an Event of Default under this Loan Agreement. Borrower shall cause the Depository to agree in writing to provide to Bank a copy of any notice of any Event of Default given to the Depository under said Pledge Agreement, within two Business Days after the date the same is received by said Depository. Bank agrees that the security interest created by said Pledge Agreement is a Permitted Lien.

Borrower:                                         Bank:

   Mobility Electronics, Inc.                     SILICON VALLEY BANK


   By  /s/ Joan W. Brubacher                      By
      ---------------------------                   ---------------------------
      President or Vice President                 Title
                                                       ------------------------
Borrower:                                         Borrower:

   PORTSMITH, INC.                                MAGMA, INC.


   By  /s/ Joan W. Brubacher                      By  /s/ Joan W. Brubacher
      ---------------------------                   ---------------------------
      President or Vice President                   President or Vice President